Exhibit (k)(2)(xliv)

FORTY-THIRD AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

This Amendment made as of March 13, 2026, by and between Natixis Advisors, LLC (“Natixis Advisors”), Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust IV, Loomis Sayles Funds I, Loomis Sayles Funds II, Gateway Trust, Natixis ETF Trust, Natixis ETF Trust II and Loomis Sayles Credit Income Opportunities Fund, (collectively, the “Trusts”).

WHEREAS, Natixis Advisors and the Trusts (except for Loomis Sayles Credit Income Opportunities Fund) are parties to an Administrative Services Agreement dated January 3, 2005, as amended November 1, 2005, January 1, 2006, July 1, 2007, September 17, 2007, February 1, 2008, February 19, 2008, July 1, 2008, September 29, 2008, October 31, 2008, January 9, 2009, July 27, 2009, February 25, 2010, July 1, 2010, September 21, 2010, December 14, 2010, July 1, 2011, September 16, 2011, March 28, 2012, June 29, 2012, November 16, 2012, September 26, 2013, February 10, 2014, July 1, 2014, July 10, 2014, September 30, 2014, December 1, 2014, June 30, 2015, November 30, 2015, March 31, 2016, October 14, 2016, November 30, 2016, February 28, 2017, December 26, 2017, July 1, 2018, December 28, 2018, July 1, 2019, September 3, 2020, September 29, 2020, December 15, 2020, December 15, 2021, June 28, 2023 and December 13, 2023 (together with the amendments, the “Agreement”), governing the terms and conditions under which Natixis Advisors provides certain administrative services to the series of the Trusts (except for Loomis Sayles Credit Income Opportunities Fund);

WHEREAS, Loomis Sayles Credit Income Opportunities Fund, a Delaware statutory trust, is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended;

WHEREAS, Loomis Sayles Credit Income Opportunities Fund desires to employ Natixis Advisors to provide certain administrative services to Loomis Sayles Credit Income Opportunities Fund in the manner and on the terms set forth in the Agreement and Natixis Advisors wishes to perform such services; and

WHEREAS, Natixis Advisors and Loomis Sayles Credit Income Opportunities Fund desire to amend Schedule A of the Agreement to reflect the addition of Loomis Sayles Credit Income Opportunities Fund.

NOW THEREFORE, in consideration of the premises and covenants contained herein, Natixis Advisors and the Trusts hereby agree as follows:

1.	A new Trust, Loomis Sayles Credit Income Opportunities Fund, shall be added to this Agreement.

2.	Section 3(e) of the Agreement is amended and restated as follows:

(e) The Trusts will bear all expenses that are incurred in its operation and not specifically assumed by Natixis Advisors. Expenses to be borne by the Trusts, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel’s review of each Trust’s registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by Natixis Advisors under this Agreement); cost of any services contracted for by the Trusts directly from parties other than Natixis Advisors; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Funds; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any non-affiliated officer or director/trustee or any employee of the Trusts; costs incidental to the preparation, printing and distribution of the Trusts’ registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of each of the Fund’s tax returns, Form N-1A, Form N-2, Form N-CSR, Form N-PX, Form N-PORT, Form N-CEN and Form N-Q, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws, including notifications of repurchase offers pursuant to Rule 23c-3; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors’ and officers’ liability insurance and Independent Trustees errors and omissions liability insurance; and cost of independent pricing services used in computing each Fund’s net asset value.

3.	Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

4.	Item 10 under Registration and Disclosure Assistance Services in Schedule B of the Agreement is amended and restated as follows:

10. prepare and file other regulatory documents, including Form N-CSR, Form N-Q, Form N-PORT, Form N-CEN, Form N-PX and notices pursuant to Rule 24f-2 and Rule 23c-3 under the 1940 Act;

5.	Schedule B of the Agreement is amended to include the following Interval Fund Repurchase Services:

90. tabulate and calculate the requested Fund shares for repurchase;

91. calculate total Fund shares available for repurchase;

92. calculate actual percentage of requested shares to be repurchased;

93. calculate repurchase fee (if any);

94. prepare and file notifications of repurchase offers on Form N-23c-3;

95. coordinate the printing, filing and mailing of notifications of repurchase offers.

6.	Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

7.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

NATIXIS ADVISORS, LLC

By:	/s/ David L. Giunta
David L. Giunta
President and Chief Executive Officer

NATIXIS FUNDS TRUST I
NATIXIS FUNDS TRUST II
NATIXIS FUNDS TRUST IV
LOOMIS SAYLES FUNDS I
LOOMIS SAYLES FUNDS II
GATEWAY TRUST
NATIXIS ETF TRUST
NATIXIS ETF TRUST II

LOOMIS SAYLES CREDIT INCOME OPPORTUNITIES FUND

By:	/s/ Matthew J. Block
Matthew J. Block
Treasurer

Schedule A

Trust Portfolios

As of: March 13, 2026

Natixis Funds Trust I

Loomis Sayles Core Plus Bond Fund

Mirova Global Megatrends Fund

Natixis Oakmark International Fund

Natixis U.S. Equity Opportunities Fund

Vaughan Nelson Small Cap Value Fund

Natixis Funds Trust II

Loomis Sayles Global Growth Fund

Loomis Sayles Senior Floating Rate and Fixed Income Fund

Loomis Sayles Strategic Alpha Fund

Natixis Oakmark Fund

Vaughan Nelson Select Fund

Vaughan Nelson Mid Cap Fund

Natixis Funds Trust IV

AEW Global Focused Real Estate Fund

Loomis Sayles Funds I

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund

Loomis Sayles Income Fund

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Bond Fund

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund

Loomis Sayles Small Cap Value Fund

Loomis Sayles Funds II

Loomis Sayles Global Allocation Fund

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles International Growth Fund

Loomis Sayles Investment Grade Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Small/Mid Cap Growth Fund

Loomis Sayles Strategic Income Fund

Gateway Trust

Gateway Equity Call Premium Fund

Gateway Fund

Natixis ETF Trust

Natixis Gateway Quality Income ETF

Natixis ETF Trust II

Natixis Loomis Sayles Focused Growth ETF

Natixis Vaughan Nelson Select ETF

Loomis Sayles Credit Income Opportunities Fund

Loomis Sayles Credit Income Opportunities Fund